independence air

For Immediate Release
May 19, 2004                           Contact:  Rick DeLisi
                          Director, Corporate Communications
                                              (703) 650-6019
Page 1 of 4


    Independence Air Is Officially "Open For Business" at
                          FLYi.com
   Airline to Launch Service From Washington Dulles to 35
                  Destinations This Summer
Low Fares, 300 Daily Flights Will Turn Dulles Into America's
Largest Low-Fare Hub

Dulles, VA, (May 19, 2004) - Independence Air announced today the 35 destinations that will be served by its new low-
fare    flights   this   summer   from   Washington   Dulles
International   Airport.  The  inaugural  Independence   Air
flights will take off on June 16th, with new service to East Coast and Midwest destinations launching throughout June, July and August. By summer's end, the airline will offer 300 daily departures from Washington Dulles, making it the largest low-fare hub in America.

As of 6:00am this morning, all flights to all destinations are now available for sale on the Independence Air website at FLYi.com. All fares are sold one-way and a Saturday night stay is NOT required for any fare. Seat assignments can be reserved at the time of booking and flights are not overbooked.

Fares from Washington Dulles are low-as low as $39, $49, $59, $69 or $79
one-way, depending on the destination (the lowest and highest fares to each destination are in the chart on page two, the simple Independence Air fare rules are shown below.) Web users who visit FLYi.com and sign up for a free membership to the iCLUB frequent flyer program will receive an additional $25 off their first round-trip.

Chairman and CEO Kerry Skeen said, "People have told us they are tired of getting ripped off by airlines that charge too much and have complicated rules and restrictions. We agree that it's time for a change. At Independence Air, the fares we show you are not just some introductory or sale fares that are gone by the time you try to make a reservation. And we're not afraid to show you our lowest and our highest fares-so you can be sure you'll never be gouged, even when you have to book at the last minute."

Here is the listing of start dates, departure schedules and range of fares to each of Independence Air's 35 summer launch destinations:

                          (-more-)
Independence  Air:  New Low-Fare Service From Washington  to
35 Destinations
Page 2 of 4

  Date       Destination        Daily      One-Way Fare
                              Roundtrips     (lowest-
                                              highest)
June 16     Chicago O'Hare (ORD) 6 on 6/16   $79-$163
                                 12 by 7/1

            Newark (EWR)         8 on 6/16   $49-$109
                                 16 by 7/1

            Boston (BOS)         8 on 6/16   $59-$124
                                16 by 7/23

            Raleigh/Durham (RDU) 9 on 6/16   $49-$97
                                14 by 7/17

            Atlanta (ATL)        8 on 6/16   $79-$146
                                 16 by 8/1

June 23     White Plains, NY (HPN) 5         $49-$109

            Portland, ME (PWM)     6         $69-$136

            Norfolk (ORF)        6 on 6/23   $39-$92
                                 8 by 7/1

            Columbia, SC (CAE)     7         $59-$122

July 1      Syracuse (SYR)         8         $59-$103

            Nashville (BNA)      6 on 7/1    $79-$146
                                 7 by 7/23

            Jacksonville (JAX)   6 on 7/1    $79-$178
                                 7 by 8/23

                          (-more-)

Independence  Air:  New Low-Fare Service From Washington  to
35 Destinations
Page 3 of 4

  Date       Destination       Daily       Low One-Way
                             Roundtrips   Fare (lowest-
                                             highest)
July 17     Lansing (LAN)          7         $69-$125

            Burlington (BTV)       5         $69-$125

            Charleston, SC       6 on 7/17   $69-$125
            (CHS)                7 by 7/23

            Buffalo (BUF)          8         $59-$103

            Rochester (ROC)        8         $59-$103

            Greenville/Sparta    6 on 7/17   $59-$122
            nburg (GSP)          8 by 7/23

July 23     Knoxville (TYS)        6         $69-$125

            Charleston, WV (CRW)   6         $39-$96

            Manchester, NH (MHT)   9         $59-$124

            Albany, NY (ALB)       7         $59-$103

August 1    Savannah (SAV)         6         $69-$146

            Greensboro (GSO)       9         $49-$96

            Cleveland (CLE)        9         $59-$108

            New York (JFK)       13 on 8/1   $49-$109
                                 17 by 8/4

August 15   Columbus, OH (CMH)     8         $59-$108

            Dayton (DAY)           8         $59-$119

            Indianapolis (IND)     7         $69-$136

            Hartford (BDL)         8         $59-$108

                          (-more-)

Independence Air:  New Low-Fare Service From Washington to
35 Destinations
Page 4 of 4

  Date       Destination       Daily       Low One-Way
                             Roundtrips   Fare (lowest-
                                              highest)
August 23   Pittsburgh (PIT)       8         $39-$92

            Providence (PVD)       8         $59-$124

            Detroit (DTW)          8         $59-$129

            Louisville (SDF)       6         $69-$125

September 1 Stewart/Newburgh,      6         $49-$109
            NY (SWF)


All flights this summer from Washington will be aboard newly-upgraded 50-seat iJETs with all-leather slimline seats that provide more legroom than ever before. These aircraft offer several distinct advantages for travelers:

     --Fast boarding and deplaning-even the last row clears in just a few minutes
     --Planeside carry-on baggage check-in-leave your carry-ons at the doorway of the aircraft and they'll be there waiting for you when you arrive
     --No middle seats-everyone gets either an aisle or window seat

Independence Air will also begin adding 27 brand new 132-passenger Airbus A319s at Washington Dulles this fall. The Airbus aircraft-scheduled to launch in November-will allow Independence Air to offer low-fare service non-stop from Washington to major destinations in Florida, the Midwest and across the country to the West Coast. Independence Air plans to add live satellite TV in every seatback of its Airbus aircraft early next year. With the addition of the A319s, the Independence Air fleet will operate a fleet of over 110 jet aircraft.

Parent company Atlantic Coast Airlines Holdings, Inc. (Nasdaq: ACAI) is based in Dulles, VA and employs over 4,100 aviation professionals. Later this year, the company plans to change its name to FLYi, Inc., and its ticker symbol to FLYI.

Independence Air is the low-fare airline that makes travel fast and easy for its customers with a customer-first attitude, innovative thinking and a willingness to challenge the status quo.

                             ###

PLEASE NOTE: All fares are one-way, non-refundable and non-transferable but reservations may be changed for a $25 fee plus any applicable difference in fare. The lower fares are limited and may not be available on all flights. Lowest fares are available by booking directly on the internet at FLYi.com. Bookings made through 800-FLY-FLYi are $5 higher each way than internet fares. Fares do not include segment fees of $3.10, security fees of $2.50 and PFCs of up to $4.50. Fares are subject to change without notice. See FLYi.com for full details and restrictions of the $25 off promotion.

Independence Air, the "i" logo mark, FLYi.com  and  Go  Your
Own Way are service marks of Atlantic Coast Airlines.  cACA,
2004